                                                                    EXHIBIT 10.7

                                                                [EXECUTION FORM]

--------------------------------------------------------------------------------

                            SHAREHOLDERS' AGREEMENT

                                     among

                                   MTL INC.,
                       APOLLO INVESTMENT FUND III, L.P.,
                      APOLLO OVERSEAS PARTNERS III, L.P.,
                          APOLLO U.K. FUND III, L.P.,

                                      and

                             Certain Shareholders
                                  of MTL Inc.



                         Dated as of February 10, 1998


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

                               TABLE OF CONTENTS

Paragraph                                                                                 Page No.
1.   Restrictions on Transfer; Permitted Transferees; Pledges...........................      1

2.   Notice by Shareholder of Proposed Transfers........................................      2

3.   Offer to Sell Shares...............................................................      3

4.   Elections to Purchase Shares.......................................................      3

5.   Procedures Upon Elections for Less than All of Shares Offered......................      3

6.   Closing of Purchase of Shares......................................................      4

7.   Disposition by Shareholder of Shares not Purchased by the Apollo Entities..........      4

8.   Purchase and Sale Options..........................................................      5

9.   Participation Rights; Bring-Along Rights...........................................      7

10.  Representations and Warranties.....................................................      9

11.  Incidental Registration............................................................     10

12.  Expenses...........................................................................     11

13.  Holdback Agreements................................................................     12

14.  Indemnification and Contribution...................................................     12

15.  Rule 144 Reporting.................................................................     15

16.  Preemptive Rights..................................................................     15

17.  Certain Agreements.................................................................     16

18.  Confidentiality....................................................................     17

19.  Financial Statements...............................................................     17

20.  General Restriction................................................................     17

21.  Legends............................................................................     17

22.  Further Assurances.................................................................     18

23.  Notices............................................................................     18

24.  Amendment; Termination.............................................................     18

25.  General............................................................................     19

          THIS SHAREHOLDERS' AGREEMENT, dated as of February 10, 1998, is among APOLLO INVESTMENT FUND III, L.P. (the "Apollo Representative"), APOLLO OVERSEAS PARTNERS III, L.P. and APOLLO (U.K.) PARTNERS III, L.P., (the foregoing and their transferees and assignees, each, an "Apollo Entity," and, collectively, the "Apollo Entities"), Charles J. O'Brien, Jr., an individual, Marvin Sexton, an individual, Richard Brandewie, an individual (the foregoing individuals, herein sometimes individually referred to as a "Management Shareholder" and collectively as the "Management Shareholders") and Elton Babbitt, an individual ("Babbitt") (the Management Shareholders and Babbitt, herein sometimes individually referred to as a "Shareholder" and collectively as the "Shareholders") all of the foregoing, shareholders of MTL Inc., a Florida corporation (the "Corporation"), and the Corporation.

          WHEREAS, Sombrero Acquisition Corp., a Florida corporation ("Sombrero"), and the Corporation have entered into an Agreement and Plan of Merger of even date herewith (as the same may be amended or supplemented, the "Merger Agreement") providing for the merger of Sombrero with and into the Corporation (the "Merger");

          WHEREAS, upon consummation of the transaction contemplated by the Merger Agreement (the "Effective Time"), the Apollo Entities will be the record and beneficial owners of the number of shares of Common Shares, par value $.01 per share, of the Corporation (the "Common Shares") as provided in the Merger Agreement and the Management Shareholders will be the record and beneficial owner of the Common Shares and Options (as defined in the Merger Agreement) (the Common Shares and Options, collectively, the "MTL Securities") as set forth on Exhibit A hereto (the "Shares"). The term "Shares" shall include any MTL Securities now owned or hereinafter acquired by any Shareholder, any securities that may be issued by the Corporation as a result of any Shares dividend, Shares split or other distribution, reconstruction, reclassification, reorganization or the like and any warrants or options to acquire MTL Securities or securities convertible into shares of MTL Securities now owned or hereafter acquired by any Shareholder;

          WHEREAS, it is desired that the Management Shareholders have an opportunity to participate in the success of the Corporation, but it is recognized that the success of the Corporation might be diminished if the Shares owned by the Management Shareholders were transferred to persons who might impair the continuation of harmonious relations among Shareholders; and

          WHEREAS, the Shareholders and the Apollo Entities desire to impose certain restrictions on the disposition and transfer of the Shares, to create certain purchase and sale rights, to create certain registration rights and to agree with respect to certain matters relating to the voting of the Stock;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties agree as follows:

          1.   Restrictions on Transfer; Permitted Transferees; Pledges.  (a) No
               --------------------------------------------------------
Shareholder shall make, or suffer to be made, any transfer, sale, assignment, gift, pledge, mortgage, or other disposition or encumbrance (all of which are comprised within the word

"transfer" as used hereinafter) of all or any portion of the Shares now owned or hereafter acquired by such Shareholder, except that, subject to the further provisions of Paragraph 1(c) below, each of the following transfers are expressly permitted:

        (i) after thirty months from the date of the closing of the Merger, by any Shareholder to a bona fide purchaser, after the Shareholder shall have first offered the Shares to the Apollo Entities in accordance with the procedures hereinafter set forth in Paragraphs 2 through 7 below; provided that in no event may such purchaser be a person or entity which, directly or indirectly, engages in the bulk transportation services business, in any related business or in any other business competitive with the Corporation at the time of sale;

        (ii) by any Shareholder to a Permitted Transferee (as hereinafter defined);

        (iii) as expressly approved by the Apollo Entities (but subject to any terms or conditions provided by the Apollo Entities in granting any such approval); or

        (iv) as otherwise expressly provided herein, including pursuant to the participation rights specified in Section 9 or the incidental registration rights specified in Section 11.

          (b) For the purposes of the foregoing, a "Permitted Transferee" shall mean:

        (i) the heirs, executor, administrator or personal representative of any Shareholder, upon the death of any such Shareholder;

        (ii) the spouse, sibling, parent, child or grandchild of a Shareholder who is a natural person;

        (iii) a trust for the exclusive benefit of a Shareholder and any of the family members listed in clause (ii) above;

        (iv) any entity in which a Shareholder holds a controlling equity interest; and

        (v)   an Apollo Entity or the Corporation.

          (c) In the event of any transfer of any Shares to a Permitted Transferee, (i) the transferee of Shares shall be bound by and benefit from the terms and provisions of this Agreement as if he were a Shareholder hereunder and shall enter into a joinder to this Agreement (in the form attached hereto as Exhibit B) to such extent and (ii) the Apollo Entities shall receive such assurances as they may reasonably require to the effect that such transfer does not violate the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws (including, without limitation, representations and warranties as to investment intention and an opinion of counsel).

          2.   Notice by Shareholder of Proposed Transfers. Subject to Paragraph
               -------------------------------------------
1(a)(i) above, if at any time a Shareholder proposes to transfer any Shares, such Shareholder shall, prior to making any transfer of Shares, give written notice (the "Notice") to the Apollo Representative, specifying (i) the Shares to be so transferred, (ii) the method of transfer, (iii) the identity of the prospective transferee and (iv) in the case of a proposed bona fide sale, the terms of the offer made by the prospective purchaser or to the prospective purchaser and accepted by such prospective purchaser.

          3.   Offer to Sell Shares. In the case of a proposed bona fide sale,
               --------------------
the Notice provided in Paragraph 2 shall, except as provided in Paragraph 7 or in the case of a proposed transfer permitted by clauses (ii) through (iv) of the first sentence of Paragraph 1(a), constitute an irrevocable offer to sell such Shares to the Apollo Entities on the terms and at the price specified in this Paragraph 3 (such offer is hereinafter referred to as the "Offer to Sell," and a Shareholder making an Offer to Sell is hereinafter referred to as the "Offeror-Shareholder"). The Offer to Sell shall be at the price and on the other terms (including any deferral of payment in whole or in part) offered by the prospective purchaser specified in the Offeror-Shareholder's Notice, except that
                                                                     ------
if the proposed sale is to be wholly or partly for consideration other than money (the term "money" being used in this Paragraph 3 to include deferred obligations to pay money), the Offer to Sell shall be at a price equal to the amount of the monetary consideration plus the fair market value (as determined in good faith by the Apollo Entities within 10 days after receipt of the Notice by the Apollo Representative), at the date of the Offeror-Shareholder's Notice to the Corporation of the consideration other than money offered by the prospective purchaser.

          4.   Elections to Purchase Shares. (a) The Apollo Representative will
               ----------------------------
promptly, and in any event within 5 days, notify the Apollo Entities of its receipt of an Offer to Sell and the terms thereof upon receipt of such Offer to Sell (or, if later, as soon as the determination of the fair market value of non-monetary consideration is made pursuant to Paragraph 3). The Apollo Entities will then have 30 days after the giving of such notice by the Apollo Representative of the Offer to Sell (the "Exercise Period"), within which to notify the Offeror-Shareholder in writing of their election to purchase all, but not less than all, of the Shares offered.

          (b) Within the Exercise Period, the Apollo Entities may elect to accept the Offer to Sell as to all of the Shares offered by providing the Offeror-Shareholder with written notice specifying the number of Shares of offered Shares each of the Apollo Entities elects to purchase. Each election to purchase Shares shall be irrevocable, regardless of whether the number of shares deliverable upon the exercise of such election shall be reduced in accordance with the provisions of Paragraph 4(c) below, and shall be deemed to constitute an election to purchase such lesser number of shares as shall be determined in accordance with such Paragraph 4(c). Except as provided in Paragraph 5 below, all elections shall be binding on the Offeror-Shareholder.

          (c) If the aggregate number of Shares accepted by the Apollo Entities exceeds the number of shares of offered Shares, then the right to purchase the offered Shares shall be allocated to the electing Apollo Entities pro rata (to
                                                                   --- ----
the extent of the Shares elected to be purchased) on the basis of their respective Common Shares ownership on the date of the initial Offer to Sell.

          5.   Procedures Upon Elections for Less than All of Shares Offered. If
               -------------------------------------------------------------
elections have been made by the Apollo Entities in the aggregate for all of the Shares offered, the Apollo Representative shall in such notice designate a place, time and date (not more than 20 days nor less than 10 days after the expiration of the Exercise Period) for a closing of such purchase and sale.

          Notwithstanding the provisions of Paragraph 4, in the case of a proposed bona fide sale by the Offeror-Shareholder, elections to purchase made by the Apollo Entities shall not be binding on the Offeror-Shareholder if the Apollo Entities do not in the aggregate elect to purchase all of the Shares offered. In such event, no sales pursuant to such elections need be made by the Offeror-Shareholder and the Offeror-Shareholder may then sell the Shares to the proposed bona fide purchaser, subject to the provisions of Paragraph 7. Notwithstanding the foregoing, the Offeror-Shareholder may, by written notice to the Apollo Representative within 10 days after the Apollo Entities give notice under this Paragraph 5, waive his right not to sell that part of the Shares for which elections have been made, and accept and confirm all such elections so made. Upon receipt by the Apollo Representative from the Offeror-Shareholder of such notice of waiver and acceptance, the Apollo Representative shall promptly by separate notice designate a place, time and date (not more than 20 days nor less than 10 days after receipt by the Apollo Representative of such notice of the Offeror- Shareholder) for a closing of the purchase and sale.

          6.   Closing of Purchase of Shares. At the closing designated pursuant
               -----------------------------
to Paragraph 5, the Offeror-Shareholder shall (i) deliver against receipt of the purchase price therefor by cash or certified or bank cashier's check, the certificate or certificates representing the Shares each Apollo Entity that has elected to purchase, properly endorsed for transfer, with all necessary transfer and documentary stamps affixed, and in a form such that upon presentation to the Corporation the Shares represented thereby may be registered in the names of the respective purchasers and (ii) be deemed to have represented and warranted to such purchaser that (a) the Shares to be sold are beneficially and of record owned by such Offeror-Shareholder free and clear of all liens, claims, privileges, options, security interests, rights of first refusal, agreements, limitations or voting rights, preemptive rights, charges or other encumbrances of any nature (except as expressly provided by this Agreement) (an "Encumbrance") and (b) the sale and delivery of the Shares by such Offeror-Shareholder as contemplated hereby shall vest in the purchaser on such date good and marketable title to such Shares free and clear of all Encumbrances (clauses
(a) and (b), the "Sale Representations").

          7.   Disposition by Shareholder of Shares not Purchased by the Apollo
               ----------------------------------------------------------------
Entities. Any Shares not purchased by the Apollo Entities pursuant to Paragraphs 4 through 6 may be disposed of by the Offeror-Shareholder to the prospective transferee named in his notice under Paragraph 2, at a price and on terms not more favorable to the transferee than those specified in such notice, but only within 90 days after the expiration of the Exercise Period; provided, that a
                                                            --------
transferee shall, prior to the transfer, execute and deliver to the Apollo Representative a written agreement that (i) the Shares so transferred shall continue to be subject to all the restrictions and other provisions of this Agreement, and (ii) the transferee shall be bound by such restrictions and other provisions as if he were an original party to this Agreement. Notwithstanding the foregoing, no such transferee shall be entitled to the rights of an Offeree-Shareholder under this Agreement, unless such Offeree-Shareholder was a Shareholder prior to such transfer.

          8.   Purchase and Sale Options. (a) Within 180 days after the
               -------------------------
determination of Fair Market Value as contemplated hereby following either (i) termination by the Corporation of the employment of any Management Shareholder (without duplication to any other provision below) without (A) Cause (as defined in the Employment and Compensation Agreement, dated as of the date hereof, to which the Management Shareholder is a party (the "Employment Agreement")) or (B) Special Cause (as defined below) or (ii) termination by a Management Shareholder of his employment for Good Reason (as defined in the Employment Agreement), such Management Shareholder may elect to cause the Corporation to purchase up to a number of Common Shares owned by the Management Shareholder (or his Permitted Transferee) on the date of termination of employment equal to the Recoupment Number (as defined in subparagraph (d) below) at a purchase price equal to Fair Market Value. Upon exercise of any such election, the Corporation shall be required to purchase such Shares within 60 days thereafter, unless suspended on account of Legal Impediment. The Shares shall be sold and purchased, and the purchase price for such Shares shall be payable at closing, against receipt of the certificate or certificates representing such Shares, properly endorsed for transfer, with all necessary transfer and documentary stamps affixed, which shall be free and clear of all liens, encumbrances and rights of third parties ("Properly Endorsed").

          (b) Within 180 days after the determination of Fair Market Value as contemplated hereby following either (i) voluntary termination by the Management Shareholder (which shall include a Management Shareholder's election not to renew his Employment Agreement as contemplated thereby) or (ii) termination for Cause of a Management Shareholder, the Corporation or an Apollo Entity may elect to purchase all, but not less than all, of the Shares (including Options) then owned by such Management Shareholder (or his Permitted Transferee) on the date of termination of employment at a purchase price equal to Fair Market Value. Upon exercise of any such election, the Corporation shall be required to purchase such Shares within ten business days thereafter against receipt of the certificate or certificates representing such Shares, Properly Endorsed.

          (c) Within 180 days after the termination of a Management Shareholder for Special Cause, the Corporation or an Apollo Entity may elect to purchase all, but not less than all, of the Shares (including Options) then owned by such Management Shareholder (or his Permitted Transferee) on the date of termination of employment at a purchase price equal to Cost (as defined below). Upon exercise of any such election, the Corporation shall be required to purchase such Shares within ten business days thereafter against receipt of the certificate or certificates representing such Shares, Properly Endorsed.

          (d) Any Management Shareholder (i) who remains employed by the Corporation for a period of four years from the date of the closing of the Merger (the "Merger Date") or (ii) whose Employment Agreement is not renewed by the Corporation in accordance with such agreement's terms and does not remain employed by the Corporation for a period of four years from the Merger Date may, within 180 days after the determination of Fair Market Value as contemplated hereby, following such fourth anniversary, elect to cause the Corporation to purchase such number of Common Shares (but not Options or Shares acquired after the Effective Time or upon the exercise of any Option) owned by the Management Shareholder on the date of such election that will allow such Management Shareholder to recoup his original investment in the Common Shares in accordance with the following formula (such number of Common Shares is herein referred to as the "Recoupment Number"):

Number of        (Number of Common Shares (and only
Common           Common Shares) owned by the
Shares to be  =  Management Shareholder at the    x ($40) - Proceeds of all
sold (the        Effective Time of this Agreement)          sales of Shares or
Recoupment                                                  Options prior to the
Number)                                                     date of exercise
-------------    ---------------------------------------------------------------
                        Fair Market Value of a Common Share


Upon exercise of such election, the Corporation shall be required to purchase from the relevant Management Shareholder a number of Common Shares equal to the Recoupment Number for a purchase price equal to Fair Market Value within 60 days thereafter, unless suspended on account of Legal Impediment, against receipt of the certificate of certificates representing such Shares, Properly Endorsed. In addition, such Management Shareholder shall be deemed to have made the Sale Representations to the purchaser of the Common Shares upon the closing of such purchase and sale.

          (e) Notwithstanding the foregoing, Apollo may, in its sole discretion, exercise the Corporation's rights or fulfill its obligation under this Paragraph 8 and shall be entitled to arrange for all or a part of such Shares to be purchased by a third party for cash; provided, that such transferee
                                                  --------
shall be bound by the terms and provisions of this Agreement as if such transferee were an Apollo Entity hereunder and shall be entitled to the rights of an Apollo Entity under this Agreement. If such third party does not purchase all of such Shares, the remainder of the purchase price shall be paid by the Corporation or the Apollo Entities in cash at closing to the extent the cash payment by the third party purchaser is less than the cash amount the Corporation or the Apollo Entities would have been required to pay at closing as contemplated above.

          (f)  For the purposes of the foregoing provisions:

          (i) "Fair Market Value" shall be calculated on the same basis as "Per Share Equity" as set forth in the Option Plan. The Fair Market Value of an Option shall equal the spread between its exercise price and the Fair Market Value of each Common Share for which such Option may be exercised.

          (ii) The term "Cost" shall mean, for each Common Share, forty U.S. dollars ($40). The Cost for options, warrants or securities convertible into Common Shares shall be calculated by taking into account any exercise prices with respect to such securities and any amounts owing to the Corporation with respect to such Common Shares. The Cost of all other Shares, if any, shall be determined in good faith by the Board of Directors.

          (iii) The term "Legal Impediment" shall include, without limiting the generality of the following, (i) restrictions on account of applicable corporate or creditors' rights laws or contractual commitments and covenant obligations to lending institutions or other third parties and (ii) a good faith determination by the Board of Directors of the Corporation that sufficient funds are not available to the Corporation to purchase the Shares. The Corporation covenants and agree to use commercially reasonable efforts to obtain any consents or waivers from third parties that may be necessary in order to eliminate or waive any Legal Impediment which could otherwise prevent the Corporation from purchasing the Shares; provided, that the Corporation shall not
                                        --------
be required in order to obtain any such consent or waiver to incur any third party expense or enter into any unfavorable modification of any existing agreement. The Corporation's obligation to acquire the Shares (if not already purchased pursuant to the provisions of this Paragraph 8) shall resume upon the cessation of a Legal Impediment.

          (iv) The term "Special Cause" shall mean a Cause event which results in damage to the business, reputation or financial condition of the Corporation.

          (g) In the event the Corporation elects not to renew a Management Shareholder's Employment Agreement as contemplated thereby, the Shares held by such Management Shareholder shall not be subject to the provisions of this Paragraph 8 other than the provisions of clause (ii) of Paragraph 8(d) above if the conditions of such clause are met.

          (h) Any Shares not purchased pursuant to the foregoing provisions of this Paragraph 8 may continue to be held by such Management Shareholder. The treatment of a Management Shareholder's Option upon the termination of his employment for any reason shall be as provided in the Corporation's Option Plan, dated the date hereof (the "Option Plan").
                            -----------

          (i) It is expressly understood and agreed the provisions of this Paragraph 8 shall not apply to Babbitt.

          9.   Participation Rights; Bring-Along Rights. (a) Subject to the
               ----------------------------------------
further provisions of Paragraph 9(h) and Paragraph 11 below, no Apollo Entity or group of Apollo Entities (the "Transferring Holders") shall transfer, directly or indirectly, in a single public offering (as provided in Paragraph 11 below) or in a transaction or series of related transactions, Shares which result in a transfer to an unrelated party of greater than ten percent (10%) of the aggregate value of the MTL Securities outstanding on the date of transfer (a "10% Transfer") unless the terms and conditions of such sale shall include an offer to the Management Shareholders to include in the transfer, at the option of each Management Shareholder, a pro rata portion (on the basis of such Management Shareholder's ownership on the date of the Participation Notice (as defined below) and the total number of Shares to be transferred pursuant to the 10% Transfer) of Shares of each Management Shareholder at the same price and on the same terms and conditions applicable to the Shares being transferred by the Transferring Holders.

          (b) In the event that the Transferring Holders receive a bona fide offer or offers from a third party to purchase or otherwise determines to transfer Shares which purchase or transfer would trigger a 10% Transfer (the "Participation Offer"), the Transferring Holders shall then cause the Participation Offer to be reduced to writing and shall give each Shareholder written notice thereof (a "Participation Notice"). Each Participation Notice shall contain a true and correct copy of the Participation Offer and shall identify the number of Shares with respect to which the Transferring Holders have a bona fide offer or other agreement to sell (the "Designated Shares"), the total number of Shares which the Transferring Holders own beneficially, the price per share of Shares at which the sale is proposed to be made and any other material term or condition of the Participation Offer. The Shareholders shall have the right and option, within 15 days after the Participation Notice is given to the Shareholders (the "Participation Period") to accept the Participation Offer for the number of Shares as determined pursuant to Paragraph 9(c) below. Each Shareholder who desires to exercise such option shall provide the Transferring Holders with written notice which shall constitute an irrevocable acceptance of the Participation Offer by such Shareholder (each such Shareholder a "Participating Shareholder").

          (c) Each Participating Shareholder shall have the right to sell on the terms and conditions of the Participation Offer (and for like consideration), a pro rata portion of the Shares then beneficially owned by such other Shareholder. If the aggregate number of Shares to be offered by the Participating Shareholder and the Transferring Holders (the "Offered Stock") under the Participation Offer exceeds the number of Designated Shares, then the right to sell the Offered Stock shall be allocated among the Participating Shareholders and the Transferring Holders pro rata, on the basis of their respective Share ownership on the date of the Participation Notice.

          (d) The Transferring Holders shall notify the Participating Shareholders who have elected to sell their Shares 15 days prior to the date upon which the transfer of Shares pursuant to this Paragraph 9 shall be consummated, which notice shall contain the date, time and location of the closing. The Participating Shareholders shall deliver at the closing to the Transferring Holders the certificate or certificates representing the pro rata portion of their Shares (the "Other Shares") together with a power-of-attorney authorizing the Transferring Holders to sell such Shares pursuant to the terms of the Participation Offer. At the closing of the transfer of the Designated Shares and the Other Shares to the third party pursuant to the Participation Offer, the Transferring Holders shall remit to each of the Participating Shareholders the total sales price of the Shares of such Participating Shareholder sold or otherwise disposed of pursuant thereto.

          (e) If at the termination of the Participation Period any Participating Shareholder shall not have accepted the offer contained in the Participation Notice, such Participating Shareholder will be deemed to have waived any and all of his or her rights under this Paragraph 9 with respect to the transfer of his or her Shares to such third party. The Transferring Holders shall have 180 days in which to sell the Designated Shares and the Other Shares, not otherwise excluded pursuant to the previous sentence, to the third party, at a price equal to that contained in the Participation Notice and on the terms set forth in the Participation Notice in the same manner as set forth in Paragraph 9(b) above.

          (f) Notwithstanding any other provision contained in this Paragraph 9, there shall not be any liability on the part of the Transferring Holders in the event that the transfer of Shares pursuant to this Paragraph 9 is not consummated for any reason whatsoever. The decision whether to effect a transfer of Shares pursuant to this Paragraph 9 shall be in the sole and absolute discretion of the Transferring Holders.

          (g) In the event that Transferring Holders, shall transfer, directly or indirectly, in a single transaction or series of related transactions, Shares which result in a transfer to an unrelated party of greater, than (i) fifty percent (50%) of the aggregate value of the MTL Securities outstanding on the date of transfer or (ii) 50% or more of the MTL Securities held by Transferring Holders immediately following the closing of Merger (a "50% Transfer"), then the Transferring Holders may require, by written notice to each Shareholder (the "Bring-Along Notice") that each Shareholder transfer a pro rata portion (on the basis of such Shareholders' Share ownership on the date of the Bring-Along Notice and the total number of Shares to be transferred pursuant to the 50% Transfer) of his or her Shares in the 50% Transfer on the same terms and conditions contained in the Bring-Along Notice. The Bring-Along Notice shall contain a true and correct copy of the terms of the 50% Transfer and shall identify the third party, the number of Shares with respect to which the Apollo Entities have a bona fide offer, the price per share of Shares at which the sale is proposed to be made and all other material terms and conditions of the 50% Transfer, including the date, time and location of the closing. The Bring-Along Notice shall be delivered not less than five business days prior to the closing of the purchase and sale contemplated by this Paragraph 9(g). In such event, each of the Shareholders shall deliver at the closing to the Transferring Holders the certificate or certificates representing his Shares together with a power-of-attorney authorizing the Transferring Holders to sell such Shareholder's pro rata portion of the Shares pursuant to the terms of the Bring-Along Notice. At the closing of the transfer of such Shares, the Transferring Holders shall remit to each of the Shareholders the total sales price (net of pro rata expenses) of the Shares of such Shareholder sold or otherwise disposed of pursuant thereto.

          (h) Notwithstanding any provision of this Agreement to the contrary, in the event the terms on which a sale is proposed to be made under Paragraph 9(g) above (such sale, a "Bring-Along Sale") shall include a provision which materially and adversely affects the ability of any Shareholder to compete in any line of business or geographic area, such Shareholder shall not be required to participate in the Bring-Along Sale on the terms and conditions set forth in the Bring-Along Notice, as applicable. In the event any Shareholder shall elect, pursuant to the preceding sentence, not to participate in the Bring-Along Sale, the Transferring Holders shall have the right to purchase, and such Shareholder shall be obligated to sell to the Transferring Holders, such Shareholder's Shares which are subject to the Bring-Along Sale, at the price (net of pro rata expenses) and on substantially the same terms (other than any such non-compete provision), as those contained in the relevant Bring-Along Notice, not later than two business days prior to the consummation of the Bring-Along Sale.

          10.  Representations and Warranties. (a) Each Shareholder hereby
               ------------------------------
represents and warrants to the Corporation and the Apollo Entities that (i) such Shareholder is acquiring the Shares for investment purposes, without any present intention of selling or distributing the Shares, (ii) such Shareholder is an "accredited investor" (as such term is defined in Regulation D, promulgated under the Act) and/or either alone or together with any persons the Shareholder has retained to advise him with respect to the transactions contemplated hereby, has knowledge and experience in financial and business matters in general, and investments in particular, and the Shareholder is capable of evaluating the merits and risks of acquiring the Shares, (iii) such Shareholder does not anticipate any change in circumstances, financial or otherwise, which would cause the sale or distribution of the Shares, (iv) such Shareholder acknowledges that the Shares consists of "restricted securities" (as such term is defined in Rule 144 of the Act) and that such Shareholder may not effect a distribution of the Shares without registration under the Securities Act or pursuant to an exemption thereunder and without compliance with any applicable state securities laws and (v) this Agreement has been duly executed and delivered by such Shareholder and constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms. Each Shareholder acknowledges that he has received from the Corporation the opportunity to ask such questions and receive such information concerning the Corporation and the Shares as such Shareholder has deemed necessary or desirable.

          (b)  The Corporation represents and warrants to each Shareholder that
(i) the Corporation is duly organized, validly existing and in good standing under the laws of Florida, and has all requisite corporate power to carry on its business as it is now being conducted, (ii) the execution, delivery and performance of this Agreement by the Corporation have been duly authorized by the Corporation's Board of Directors and (iii) this Agreement has been duly executed and delivered by the Corporation and constitutes the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

          (c) The Apollo Entities hereby severally, and not jointly, represent and warrant to each Shareholder that (i) such Apollo Entity has the power, capacity and authority to enter into this Agreement and to perform fully such Apollo Entity's obligations hereunder and (ii) this Agreement has been duly executed and delivered by such Apollo Entity and constitutes the legal, valid and binding obligation of such Apollo Entity, enforceable against such Apollo Entity in accordance with its terms.

          11.  Incidental Registration.
               -----------------------

          (a) If the Corporation at any time (other than pursuant to an initial public offering of the Corporation's securities) proposes to register any of its Common Stock under the Act for sale to the public, (i) for its own account (except with respect to registration statements on Forms S-4, S-8 or such other form which is not available for registering Common Shares for sale to the public) or (ii) from and after the time the Threshold (as defined below) has been reached and to the extent in excess thereof, for the account of the Apollo Entities, each such time it will give at least 10 days prior written notice to all Shareholders of its intention so to do. Upon the written request of any such Shareholder, received by the Corporation within five days after the giving of any such notice by the Corporation, to register any of its shares of Common Stock (which request shall state the intended method of disposition thereof), the Corporation will use all commercially reasonable efforts to cause the shares of Common Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Corporation, all to the extent requisite to permit the sale by the Shareholder (in accordance with its written request) of such shares of Common Stock so registered. Alternatively, the Corporation may in its sole discretion include such shares of Common Stock in a separate registration statement to be filed concurrently with the registration statement for the securities to be filed by the Corporation for its own account or for the account of the Apollo Entities. In the event that any registration pursuant to this Paragraph 11 shall be, in whole or in part, an underwritten public offering of shares of Common Stock, the number of shares of Common Stock to be included in such an underwriting may be reduced (pro rata among the requesting Shareholders based upon the number of shares of Common Stock owned by such Shareholders) due to underwriter market limitations if, and to the extent, that the managing underwriter advises the Corporation that in its opinion such inclusion would adversely affect the marketing of the securities to be sold by the Corporation therein. In addition, if the managing underwriter so advises, for any reason, against the inclusion of all or any portion of shares or Common Stock owned by Shareholders in the public offering, then the Shareholders shall only have the right to register shares of Common Stock therein as so advised by the managing underwriter. It is acknowledged by the parties hereto, that the rights of any selling Shareholder to include shares of Common Stock in a registration shall be subordinate to those of the Corporation and, subject to the foregoing provisions hereto, on a parity with any Apollo Entity or other person (including BT Investment Partners, Inc. and MTL Equity Investors, L.L.C. (collectively, the "Purchasers") pursuant to that certain common stock purchase and shareholders' agreement, dated as of June 9, 1998, by and among the Corporation, the Apollo Entities and the Purchasers (the "Purchasers Shareholders' Agreement")) selling shares of Common Stock for its own account so that, except as may be provided pursuant to the two immediately preceding sentences, cut backs shall be made on a pro rata basis based on the number of shares of Common Stock held by each such person. Except as set forth above, there shall be no limit to the number of registrations that may be requested pursuant to this Paragraph 11.

          (b) For the purposes of this Paragraph 11, the "Threshold" shall mean the public sale of Common Stock by Apollo pursuant to one or more public offerings of ten percent (10%), in the aggregate, of the total number of shares of Common Stock outstanding at the Effective Time. If such an offering causes the Threshold to be reached, the Shareholders may participate, pro rata as provided above, in shares of Common Stock offered in excess of the Threshold.

          (c) In connection with each registration pursuant to Paragraph 11(a) covering an underwritten public offering, each Shareholder selling Shares pursuant thereto agrees to (i) enter into a written agreement with the managing underwriter under the same terms and conditions as apply to the Corporation or the selling shareholders, as applicable and (ii) furnish to the Corporation in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary and shall be requested by the Corporation in order to comply with federal and applicable state securities laws.

          (d) If, at any time after giving notice of its intention to register any stock pursuant to this Paragraph 11 and prior to the effective date of the registration statement filed in connection with such registration, the Corporation shall determine for any reason not to register such stock, the Corporation shall give written notice to all Shareholders and, thereupon, shall be relieved of its obligation to register any Shares in connection with such registration.

          (e) The Shares shall cease to be registrable pursuant to this Paragraph 11 on the date which is the earlier of (i) the date upon which it is effectively registered under the Act and disposed of in accordance with any registration statement covering it, (ii) the date upon which it may be distributed to the public without limitation pursuant to Rule 144 (or any similar provision then in force) promulgated under the Act and (iii) the date four years and nine months from the date of the closing of the Merger.

          12.  Expenses. All expenses incurred by the Corporation in complying
               --------
with Paragraph 11, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Corporation, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and reasonable fees and disbursements of one counsel for the sellers of Shares, but excluding any Selling Expenses, are herein referred to as "Registration Expenses." "Selling Expenses" as used herein mean all underwriting discounts and selling commissions applicable to the sale of Shares.

          The Corporation will pay all Registration Expenses in connection with each registration statement under Paragraph 11. All Selling Expenses in connection with each registration statement under Paragraph 11 shall be borne by the participating sellers of Shares in proportion to the number of shares sold by each, or by such participating sellers of Shares other than the Corporation (except to the extent the Corporation shall be a seller of Shares) as they may agree.

          13.  Holdback Agreements. Notwithstanding any other provision hereof,
               -------------------
with respect to each and every public offering, each Shareholder agrees not to offer, sell or otherwise transfer any Shares (except for Shares sold (a) in such public offering or (b) to a Permitted Transferee) during the black-out period prior to the effective date of the applicable registration statement or other offering document as advised by counsel for the Company and during the period after such effective date equal to (i) 15 months in the case of an initial public offering and (ii) 6 months in the case of any other public offering or, in the case of clause (ii), such shorter period as the managing underwriter for such offering may advise.

          14.  Indemnification and Contribution. (a) In the event of a
               --------------------------------
registration of any Shares under the Act pursuant to Paragraph 11, the Corporation will indemnify and hold harmless, to the full extent permitted by law, each Shareholder selling Shares thereunder, each underwriter of such Shares thereunder and each other person, if any, who controls such selling Shareholder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, liabilities and expenses, joint or several, to which such selling Shareholder, underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Shares were registered under the Act pursuant to Paragraph 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay or reimburse each such selling Shareholder, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation (i) will not be liable in any such case if and to the extent that untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information pertaining to such selling Shareholder and furnished by any such selling Shareholder, any such underwriter or any such controlling person, as the case may be, in writing specifically for use in such registration statement, prospectus, amendment or supplement and (ii) will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Corporation, such consent not to be unreasonably withheld or delayed.

          (b) In the event of a registration of any Common Shares under the Act pursuant to Paragraph 11, each Shareholder selling Shares thereunder, severally and not jointly, will indemnify and hold harmless the Corporation, each person, if any, who controls the Corporation within the meaning of the Act, each officer of the Corporation who signs the registration statement, each director of the Corporation, each underwriter and each person who controls any underwriter within the meaning of the Act, against all losses, claims, damages or liabilities, joint or several, to which the Corporation or such officer, director, underwriter or controlling person may become subject under the Act or otherwise, but only insofar as such losses, claims, damages or liabilities (or actions in respect thereof), arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, made in reliance upon and in conformity with information pertaining to such selling Shareholder, as such, furnished in writing to the Corporation by such selling Shareholder specifically for use in such registration statement under which such Shares was registered under the Act pursuant to Paragraph 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, and will pay or reimburse the Corporation and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the liability of each selling
                     --------  -------
Shareholder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Shares sold by such selling Shareholder under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such selling Shareholder from the sale of Shares covered by such registration statements and (ii) no selling Shareholder shall be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such selling Shareholder, such consent not to be unreasonably withheld or delayed.

          (c) Promptly after receipt by an indemnified party hereunder of written notice of any claim or the commencement of any action or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Paragraph 14 and shall only relieve it from any liability which it may have to such indemnified party under this Paragraph 14 if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and the indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Paragraph 14 for any legal or other professional expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however,
                                         --------  -------
that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable fees and expenses of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party, in the defense of any such claim or litigation against an indemnified party, shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, unless such indemnified party shall otherwise consent in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless any indemnified party reasonably concludes that there may be legal defenses available to such indemnified party with respect to such claim which are different from or additional to those available to any other of such indemnified parties or that a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

          (d) In order to provide for just and equitable contribution in any case in which either (i) any Shareholder exercising registration rights under Paragraph 11 of this Agreement, or any controlling person of any such Shareholder, makes a claim for indemnification pursuant to this Paragraph 14 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and following the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Paragraph 14 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of any such Shareholder or any such controlling person in circumstances for which indemnification is provided under this Paragraph 14; then, and in each such case, the Corporation and such Shareholder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect both the relative benefit received by such Shareholder and the relative fault of the Corporation and such Shareholder; provided,
                                                                --------
however, that, in any such case, (A) no such Shareholder will be required to
-------
contribute any amount in excess of the public offering price of all such Shares offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. For purposes of the preceding sentence, the relative benefit received by such Shareholder shall be deemed to be in the same proportion as the public offering price of its Shares offered by the registration statement bears to the public offering price of all securities offered by such registration statement; and the relative fault of the Corporation and such Shareholder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission of a material fact relates to information supplied by the Corporation or by such Shareholder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          15.  Rule 144 Reporting. With a view to making available the benefits
               ------------------
of certain rules and regulations of the Securities and Exchange Commission (the "Commission") which may at any time permit the sale of the Common Shares to the public without registration, at all times after any registration statement covering a public offering of securities of the Corporation under the Act shall have become effective, the Corporation agrees to use all reasonable efforts to:
(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act; (b) use all reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Corporation under the Act and the Exchange Act; and (c) furnish to each Shareholder forthwith upon request a written statement by the Corporation as to its compliance with the reporting requirements of such Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents so filed by the Corporation as such Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Shareholder to sell any Shares without registration.

          16.  Preemptive Rights. (a) In the event that the Corporation proposes
               -----------------
to issue (a "Proposed Issuance") any Common Stock or any securities containing options or rights to acquire any Common Stock or any securities convertible into or exchangeable for Common Stock ("New Securities") to any Apollo Entity or any Affiliate (as defined below) thereof (collectively, "Apollo") (a "Purchasing Party"), other than pursuant to the exceptions specified below, and the Participation Conditions (as defined hereinafter) are met, the Corporation shall deliver a notice, with respect to such Proposed Issuance (the "Preemptive Notice"), to each Shareholder (excluding Babbitt, who shall have no Preemptive Rights (as defined hereinafter) under this paragraph 16) setting forth the identity of the Purchasing Party, the period of time within which the Preemptive Right must be exercised (the "Acceptance Period") and the price, terms and conditions of the Proposed Issuance. Each Shareholder (other than Babbitt) shall have the right (the "Preemptive Right"), exercisable as hereinafter provided, to participate in such issuance of New Securities ("Offered Securities") on a pro
                                                                           ---
rata basis in accordance with the respective aggregate number of shares of
----
Common Stock held by such Shareholders on the date of such notice from the Corporation by purchasing an amount of such New Securities proposed to be issued to Apollo multiplied by a fraction, the numerator of which shall be the aggregate number of shares of Common Stock owned by such Shareholder on the date of such notice from the Corporation and the denominator of which shall be the total number of shares of Common Stock outstanding on such date, such purchase to be at the same price and on the same terms and conditions as the Proposed Issuance. The number of shares of Common Stock to be sold to Apollo pursuant to the Proposed Issuance shall be calculated after first taking into account the effect of the preemptive rights granted by the Company to the Purchasers pursuant to the Purchasers Shareholders' Agreement. The "Participation Conditions" with respect to a Shareholder shall be as follows: (i) the Shareholder at the time of exercise of the Preemptive Right must be an employee of or consultant to the Corporation pursuant to a binding written agreement and
(ii) the Shareholder at the time of exercise of the Preemptive Right continues to hold shares of Common Stock. An "Affiliate," for the purposes of this Agreement, shall mean, as to any person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such person.

          (b) Anything to the contrary notwithstanding, the Preemptive Rights provided for herein shall not be applicable to: (i) any Proposed Issuance of New Securities, in an amount

(assuming exercise of all options, warrants and rights and conversion and exchange of all convertible and exchangeable securities included in the New Securities) not to exceed twenty (20%) percent of the fully diluted Common Stock of the Corporation outstanding on the date of this Agreement; provided, however,
                                                              --------  -------
that each Management Shareholder may, at its option, elect, to the extent Apollo is a Purchasing Party and the Management Shareholders are not offered the opportunity to exercise their Preemptive Rights pursuant to this clause (i), to purchase from Apollo at the same purchase price per share paid by Apollo for the New Securities such number of New Securities such Management Shareholder would have been entitled to purchase in the event such Management Shareholder had exercised its Preemptive Right with respect to such Proposal Issuance (each Management Shareholder must exercise its right under this clause (i) within fifteen business days of receiving written notice of the consummation of such Proposed Issuance and the closing of the purchase and sale between such Management Shareholder and Apollo shall take place as they may reasonably agree), (ii) any Proposed Issuance of Common Stock to Apollo, in an amount equal to (A) the number of shares of Common Stock previously sold or otherwise transferred by Apollo to employees or members of management of the Corporation less (B) the number of shares of Common Stock previously purchased by Apollo pursuant to the provision of this clause (ii) and (iii) any stock split or Proposed Issuance of New Securities as a dividend.

          (c) The Preemptive Rights shall be exercisable by delivery of notice (the "Purchaser Notice") to the Corporation given within the Acceptance Period set forth in the Preemptive Notice. If a Shareholder shall fail to respond to the Corporation within the Acceptance Period, such failure shall be regarded as a rejection of such Shareholder's right to exercise such Stockholder's Preemptive Right. The closing of any purchase by the Shareholders under this Paragraph 16 shall be held at such other time and place upon which the parties to the transaction may agree. At such closing, the Shareholders participating in the purchase shall deliver by certified bank check, payment in full for such New Securities and all parties to the transaction shall execute such additional documents as are otherwise deemed necessary or appropriate by the Corporation. At such closing, the Corporation may issue and sell to a Purchasing Party such portion of the Offered Securities as have not been purchased by the Shareholders pursuant to the exercise of their Preemptive Rights at the same price and on the same terms and conditions as the Offered Securities sold to Shareholders.
Unless otherwise determined by the Apollo Entities, the Purchasing Party shall be bound by the terms and conditions of this Agreement as though it were a Shareholder hereunder.

          (d) In the event of a Proposed Issuance of New Securities, which Proposed Issuance is subject to the Preemptive Rights under this Paragraph and which is offered only in combination with the purchase of debt or debt securities, then the Preemptive Rights shall apply to the combination and a Shareholder exercising his Preemptive Right shall be entitled and required to purchase his pro rata share of both the debt and equity components of such
             --- ----
combination on the basis set forth in Paragraph 16(a).

          17.  Certain Agreements. (a) Each party agrees as of the date hereof
               ------------------
that each of the following persons shall be a director of the Corporation: Elton Babbitt, Richard J. Brandewie, Marvin Sexton, Charles J. O'Brien, Jr. and such number of persons designated by Apollo Entities.

          (b) The Corporation agrees that any transactions between itself and any Affiliate (including an Apollo Entity) shall be on an arm's-length basis as determined in good faith by the board of directors of the Corporation in their reasonable business judgment. The parties agree and acknowledge that the Corporation will pay the management fees to Apollo, as set forth in the Management Agreement between Apollo Management, L.P. and the Corporation, dated as of the date hereof. The parties further agree that Apollo shall be entitled to a transaction fee of up to one point (1% of value) per transaction as determined in the sole discretion of Apollo. Except as set forth herein, no other fees shall be payable to Apollo, except as approved by a majority of the disinterested directors of the Corporation.

          (c) The Corporation agrees to use commercially reasonable efforts to cause the covenants in its debt agreements to allow the exercise of the put/call options contained in Paragraph 8. This agreement does not affect the right of the Corporation to exercise its call options, which right shall remain at the sole discretion of the Corporation, under such Paragraph 8.

          18.  Confidentiality. During the term of this Agreement and at all
               ---------------
times thereafter, each Shareholder agrees that, except to the extent required in the course of his employment, he will not divulge to anyone (other than the Corporation or any persons employed or designated by the Corporation) any confidential knowledge or information relating to the business of the Corporation or any of its subsidiaries or affiliates, including, without limitation, all types of trade secrets (unless readily ascertainable from public or published information or trade sources), product design and customer and supplier information. Each Shareholder further agrees not to disclose, publish or make use of any such knowledge or information for personal purposes or for the benefit of any person, firm, corporation or other entity (other than the Corporation or any persons employed or designated by the Corporation) without the prior written consent of the Corporation.

          19.  Financial Statements. The Corporation will provide each
               --------------------
Shareholder with copies of its quarterly (unaudited) and annual audited financial statements promptly upon completion of such financial statements during any period in which a Shareholder remains a shareholder, but is not an officer of or consultant to the Corporation.

          20.  General Restriction.  Each Shareholder understands and agrees
               -------------------
that (a) the MTL Securities received pursuant to the Merger Agreement have not been registered under the Securities Act and are restricted securities; (b) it will not, directly or indirectly, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of any MTL Securities (or solicit any offers to buy or otherwise acquire, or take a pledge of any MTL Securities) except in compliance with the Securities Act and the terms and conditions of this Agreement; and (c) any attempt to transfer any MTL Securities not in compliance with this Agreement shall be null and void and the Corporation shall not, and shall cause any transfer agent not to, give any effect in the Corporation's records to such attempted transfer.

          21.  Legends.  (a) In addition to any other legend that may be
               -------
required, each certificate for shares of MTL Securities that is issued to any Shareholder shall bear a legend in substantially the following form:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SHAREHOLDER AGREEMENT DATED AS OF FEBRUARY 10, 1998, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM MTL INC. OR ANY SUCCESSOR THERETO."

          (b) If any MTL Securities shall become registered under the Securities Act, the Corporation shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such shares without the first sentence of the legend required by Paragraph 21(a) endorsed thereon. If any MTL Securities cease to be subject to any and all restrictions on transfer set forth in this Agreement, the Corporation shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such MTL Security without the second sentence of the legend required by Paragraph 21(a) endorsed thereon.

          22.  Further Assurances. The parties hereto agree to execute and
               ------------------
deliver all such further instruments as may be necessary from time to time to carry out the provisions of this Agreement.

          23.  Notices. All offers, acceptance, notices, certificates and other
               -------
communications provided for in this Agreement shall be in writing and (except as otherwise provided in this Agreement) shall be deemed to have been given when
(a) sent by facsimile transmission, (b) sent by a nationally known overnight delivery service, (c) delivered by hand or (d) mailed by first-class registered or certified mail in a post-paid envelope, in each case addressed to the respective persons to be notified as follows: in the case of the Apollo Representative, c/o Apollo Management, L.P., 1301 Avenue of the Americas, 38th Floor, New York, NY 10019; Attention: Joshua J. Harris/Michael Weiner, Esq. with a copy to, Morton A. Pierce, Esq./Douglas L. Getter, Esq., Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019; in the case of the Shareholders, at their respective addresses appearing on the signature pages of this Agreement or at such other address as the party to be notified shall from time to time have furnished to the other parties in writing.

          24.  Amendment Termination. No provision of this Agreement may be
               ---------------------
waived except by an instrument in writing executed by the party against whom the waiver is to be effective. This Agreement may be amended only by an instrument executed by the parties hereto holding 80% of all of the Common Shares held by the parties hereto on a fully diluted basis or by their successors and assigns; provided, however, that in the event any amendment materially and adversely
--------  -------
affects any party to this Agreement, this Agreement may not be amended without such party?s approval. Except with respect to Paragraphs 9 through 15, Paragraph 18 and Paragraphs 21 through 25, this Agreement shall terminate automatically upon the earlier of (i) the tenth anniversary of the date hereof and (ii) at such time as the Corporation shall be a Public Corporation (as defined below). For the purposes of the foregoing provision, the term "Public Corporation" means a corporation with one or more classes of equity securities listed on a national securities exchange or publicly traded in the over-the-counter market.

          25.  General. (a) This Agreement (i) shall be construed and enforced
               -------
in accordance with the laws of the State of New York, (ii) except as set forth in Paragraph 25(c) below, constitutes the entire agreement, and supersedes any and all prior agreements and understandings between the parties in respect to the subject matter hereof, (iii) shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns and (iv) may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The parties hereto hereby consent and agree that they shall commence any action with respect to any claims or disputes between the parties hereto pertaining to this Agreement or to any matter arising out of or related to this Agreement in the United States District Court for the Southern District of New York, so long as the action falls within the subject matter jurisdiction of such court; in the event any such action shall be determined by the court to be outside its subject matter jurisdiction, then the parties agree to commence any such action in the Supreme Court of New York County, New York and to take such action as may be necessary to effect assignment of such action to the Commercial Part of that court. The parties hereto expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waive any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consent to the granting for such legal or equitable relief as is deemed appropriate by such court. Each party hereto irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address given in accordance herewith.

          (b) The parties hereto acknowledge that irreparable damage would result if this Agreement is not specifically enforced and that, therefore, the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (c) The restrictions with respect to Shares set forth herein shall be in addition to and shall in no way limit any other restrictions on the Shares set forth in any other agreement.

          (d) The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (e) To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, if any provision, term, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, then such provision, term, covenant or restriction shall be construed to cover only that duration, extent or activities which may be validly and enforceably covered and the remainder of the provisions, terms covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and the year first above written.

                                   MTL INC.




                                   By:_____________________________________
                                      Name:
                                      Title:



                                   APOLLO INVESTMENT FUND III, L.P.

                                   By: Apollo Advisors II, L.P.,
                                        Its General Partner

                                   By: Apollo Capital Management II, Inc.
                                       Its General Partner



                                   By:_____________________________________
                                      Name:  Joshua J. Harris
                                      Title: Vice President



                                   APOLLO OVERSEAS PARTNERS III, L.P.

                                   By: Apollo Advisors II, L.P.,
                                       Its General Partner

                                   By: Apollo Capital Management II, Inc.
                                       Its General Partner

                                   By:_____________________________________
                                      Name:  Joshua J. Harris
                                      Title: Vice President

                                   APOLLO U.K. FUND III, L.P.

                                   By: Apollo Advisors II, L.P.,
                                       Its General Partner

                                   By: Apollo Capital Management II, Inc.
                                       Its General Partner



                                   By:________________________________
                                      Name:  Joshua J. Harris
                                      Title: Vice President

                         SHAREHOLDERS:


                                   ________________________________________
                                   Elton E. Babbitt


                                   ________________________________________
                                   Richard J. Brandewie


                                   ________________________________________
                                   Marvin Sexton


                                   ________________________________________
                                   Charles J. O'Brien, Jr.

                                                                       Exhibit A
                                                                       ---------
                                        # of Shares
Shareholder                             of Common Shares
-----------                             ----------------

Elton Babbitt                           66,892

Charles J. O'Brien, Jr.                 30,239

Marvin Sexton                           35,135

Richard Brandewie                       40,541

                                                                       Exhibit B
                                                                       ---------

                                  JOINDER IN
                                  ----------


                            SHAREHOLDERS' AGREEMENT
                            -----------------------

          In consideration of the transfer to (him) (her) of _____ shares of Common Stock, par value $.01 per share, of MTL Inc. (the "Corporation") and the registration of such transfers on the books of Corporation, ____________ ("Additional Shareholder"), and the Corporation agree that, as of the date written below, Additional Shareholder shall become a party as a Shareholder to MTL Inc. Shareholders' Agreement dated as of February __, 1998 (the "Shareholders' Agreement"), and shall be bound by all of the terms and provisions of the Shareholders' Agreement, as though he was an original party thereto and was included in the definition of "Shareholder" as used therein.

          Executed as of the _____ day of ________________, ____.



                                    [                                  ]


                                    By:


                                    _______________________________________
                                     Title:



                                    _______________________________________
                                    Shareholder